UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 24, 2026

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
4.125% Senior Notes due 2029	PVH29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2026 (the “Closing Date”), PVH Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, PVH B.V., a Dutch private limited liability company with its corporate seat in Amsterdam and a wholly owned subsidiary of the Company (the “Euro Borrower”), certain other subsidiaries of the Company from time to time party thereto, the lenders party thereto from time to time, and Bank of America, N.A. as administrative agent.

The following is a description of the material terms of the Credit Agreement:

The Credit Agreement consists of (a) a €400,000,000 euro-denominated term loan A facility (the “Euro TLA Facility”) and (b) a US$1,500,000,000 multicurrency revolving credit facility (the “Revolving Credit Facility” and the loans incurred thereunder, “Revolving Loans”) for Revolving Loans denominated in U.S. dollars, euros, Canadian dollars, Japanese yen, pounds sterling, Swiss francs or other agreed foreign currencies. The Euro Borrower is the borrower under the Euro TLA Facility. The Company and the Euro Borrower are borrowers under the Revolving Credit Facility.

On the Closing Date, the Euro Borrower borrowed €400,000,000 tranche A euro term loans under the Euro TLA Facility. The proceeds of such borrowing were used by the Company to repay in full the outstanding loans and other obligations under the Credit Agreement (the “Existing Credit Agreement”), dated as of December 9, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date) among the Company, the Euro Borrower, certain other subsidiaries of the Company, certain financial institutions party thereto and Barclays Bank PLC as administrative agent. The Existing Credit Agreement and all outstanding commitments thereunder were terminated in connection with such repayment.

The Revolving Credit Facility includes amounts available for letters of credit. A portion of the Revolving Credit Facility is also available for the making of swingline loans. The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the Revolving Credit Facility. So long as certain conditions are satisfied, the Company may add one or more term loan facilities or increase the commitments under any of the Revolving Credit Facilities by an aggregate amount not to exceed US$1,500,000,000. The lenders under the Credit Agreement are not required to provide commitments with respect to such additional facilities or increased commitments.

The obligations of the Euro Borrower under the Credit Agreement are guaranteed by the Company.

The Euro TLA Facility and the Revolving Credit Facilities will mature on June 24, 2031. The terms of the Euro TLA Facility require the Company to repay quarterly amounts outstanding under such facility, commencing with the quarter ending September 30, 2026. Such amounts will equal 2.50% per annum of the principal amount outstanding on the Closing Date paid in equal installments and subject to certain customary adjustments, with the balance due on the maturity date of the TLA Facility.

The outstanding borrowings under the Credit Agreement are prepayable at any time without penalty (other than customary breakage costs). The United States dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either a base rate or a term SOFR rate, in each case calculated in a manner set forth in the Credit Agreement, plus an applicable margin.

The euro-denominated Euro TLA Facility and Revolving Facility borrowings under the Credit Agreement bear interest at a rate per annum equal to a EURIBOR rate and the euro-denominated swing line borrowings under the Credit Agreement bear interest at a rate per annum equal to an ESTR rate, in each case calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The pound sterling-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a SONIA rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Swiss franc-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a SARON rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The yen-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a TIBOR rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Canadian dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either a Canadian base rate or a term CORRA rate, in each case calculated in a manner set forth in the Credit Agreement, plus an applicable margin.

The initial applicable margin with respect to each Revolving Credit Facility will be 1.0% for loans bearing interest at the term SOFR rate, EURIBOR rate, term CORRA rate, SONIA rate or SARON rate or ESTR rate and 0% for loans bearing interest at the base rate or Canadian prime rate, respectively. The initial applicable margin with respect to the Euro TLA Facility will be 1.125%. After the date of delivery of the compliance certificate and financial statements with respect to the Company’s fiscal quarter ending on or about August 1, 2027, the applicable margin for borrowings under the Euro TLA Facility and each Revolving Credit Facility will be subject to adjustment based upon the Company’s net leverage ratio and/or public debt rating (as more fully described in the Credit Agreement).

The Credit Agreement requires the Company to comply with customary affirmative and negative covenants. The Credit Agreement requires the Company to maintain a maximum net leverage ratio. The method of calculating all of the components used in such financial covenant is set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including but not limited to, nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; and a change in control (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of June 24, 2026, among PVH Corp., PVH B.V. certain subsidiaries of PVH Corp. from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026	PVH CORP.

	By:	/s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary

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